As filed with the Securities and Exchange Commission on September 23, 2024.

Registration No. 333-279752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

Amendment No. 4
To

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Linkers Industries Limited
(Exact name of Registrant as specified in its charter)

________________________

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	3670	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL
Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia
+60 4-4417802
(Address, including zip code, and telephone number, including area code, of principal executive offices)

________________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

With a Copy to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Telephone: +1 (703) 919-7285

________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of filing certain updated exhibits to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 3 to the Registration Statement, filed on August 19, 2024.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       Indemnification of Directors and Officers.

Our post-offering Memorandum and Articles of Association, which will become effective prior to the completion of this offering, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.       Recent Sales of Unregistered Securities

On December 21, 2022, Man Tak Lau and the Company entered into a Share Swap Agreement, pursuant to which the Company allotted and issued 11,249,999 Ordinary Shares to Man Tak Lau as consideration for the entire share capital of TEM SP Limited as part of the reorganization. Please see Corporate History and Structure for more information.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S.

Item 8.       Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9.       Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1#	Form of Underwriting Agreement
3.1#	Memorandum and Articles of Association, as currently in effect
3.2#	Form of Second Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1#	Specimen certificate evidencing Ordinary Shares
5.1#	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1#	Opinion of Conyers Dill & Pearman regarding certain BVI tax matters
8.2#	Opinion of Mah-Kamariyah & Philip Koh regarding certain Malaysian law matters and tax matters
10.1#	Form of Employment Agreement, by and between executive officers and the Registrant
10.2#	Form of Independent Director Agreement between the Registrant and independent directors
10.3#	Form of Indemnification Agreement between the Registrant and independent directors
10.4#	Share Swap Agreement between Mr. Man Tak Lau, our Controlling Shareholder and Linkers Industries Limited, the Company, dated 21 December 2022
10.5#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 23 April 2019
10.6#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 2 May 2019
10.7#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 23 May 2019
10.8#	Supplemental Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with TEM Group Limited dated 30 December 2020
10.9#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 6 August 2021
10.10#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 18 August 2021
10.11#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 2 March 2022
10.12#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 2 June 2022
10.13#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 8 July 2022
10.14#	Loan Agreement entered by TEM Electronics (M) Sdn. Bhd. with SEAP Trading Pte Limited dated 16 August 2022
10.15#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A101, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 27 February 2020

10.16#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A102, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 27 February 2020

10.17#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A99, Jalan 2A-3, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 23 November 2022

10.18#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A101, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 21 July 2023

10.19#

Tenancy Agreement entered by TEM Electronics (M) Sdn. Bhd. with MIDF Property Berhad regarding Lot No. A102, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Pentani, Kedah Darul Aman dated 21 July 2023

10.20#	Bank Guarantee of MYR6,000 by TEM Electronics (M) Sdn. Bhd. In favour of Tenaga Nasional Berhad dated 16 June 2022
10.21#	Bank Guarantee of MYR50,000 by TEM Electronics (M) Sdn. Bhd. In favour of Tenaga Nasional Berhad dated 16 June 2022
10.22#	Industrial Hire Purchase Financing Facility Agreement between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 12 September 2019

Exhibit Number	Description of Exhibit
10.23#	Hire Purchase Contract between between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 12 December 2019
10.24#	Hire Purchase Contract between between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 25 November 2020
10.25#	Hire Purchase Contract between between TEM Electronics (M) Sdn. Bhd. and HSBC Amanah Malaysia Berhad dated 23 February 2021
21.1#	List of Subsidiaries
23.1*	Consent of WWC, P.C., an independent registered public accounting firm
23.2#	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3#	Consent of Mah-Kamariyah & Philip Koh (included in Exhibit 8.2)
23.4#	Consent of Hastings & Co.
23.5#	Consent of Ken Research Private Limited
24.1#	Power of Attorney
99.1#	Code of Business Conduct and Ethics
99.2#	Form of Audit Committee Charter
99.3#	Form of Nominating and Corporate Governance Committee Charter
99.4#	Form of Compensation Committee Charter
99.5#	Request for waiver and representation under item 8.A.4 of Form 20-F
107#	Filing Fee Table

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*        Filed herewith.

**      To be filed by amendment.

#        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 23, 2024.

Linkers Industries Limited
By:	/s/ Man Tak Lau
Name: Man Tak Lau
Title: Chairman of the Board of Directors

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Man Tak Lau and Wai Kee Kan and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Man Tak Lau	Director and Chairman of the Board of Directors	September 23, 2024
Name: Man Tak Lau	(Principal Executive Officer)
/s/ Wai Kee Kan	Chief Executive Officer and Director	September 23, 2024
Name: Wai Kee Kan
/s/ Chooi Phing Teh	Chief Financial Officer and Director	September 23, 2024
Name: Chooi Phing Teh	(Principal Accounting and Financial Officer)
/s/ Wai Cheung Law	Director	September 23, 2024
Name: Wai Cheung Law
/s/ Wai Kuen Cheung	Independent Director	September 23, 2024
Name: Wai Kuen Cheung
/s/ Norman Chun Kin Hui	Independent Director	September 23, 2024
Name: Norman Chun Kin Hui
/s/ Kelly Wai Yan Hui	Independent Director	September 23, 2024
Name: Kelly Wai Yan Hui
/s/ Lionel Khuat Leok Choong	Independent Director	September 23, 2024
Name: Lionel Khuat Leok Choong
/s/ Carrie Chiu Ying Yu	Independent Director	September 23, 2024
Name: Carrie Chiu Ying Yu

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Linkers Industries Limited has signed this registration statement or amendment thereto in New York, on September 23, 2024.

Authorized U.S. Representative – Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.